PS BUSINESS PARKS, INC.
                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


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
                                                                     Three Months Ended                   Six Months Ended
                                                                          June 30,                            June 30,
                                                                 -------------------------------  ---------------------------------
Basic and Diluted Earnings Per Share:                               2000              1999              2000              1999
                                                                 --------------- ---------------  ---------------- ----------------
Net income allocable to common shareholders................       $  10,240,000   $  9,393,000      $ 19,711,000     $ 18,835,000
                                                                 =============== ===============  ================ ================
Weighted average common shares outstanding:

   Basic weighted average common shares outstanding........          23,356,000     23,639,000        23,474,000       23,638,000
   Net  effect  of  dilutive   stock  options  -  based  on
     treasury stock method using average market price......              72,000         77,000            63,000           71,000
                                                                 --------------- ---------------  ---------------- ----------------
   Diluted weighted average common shares outstanding......          23,428,000     23,716,000        23,537,000       23,709,000
                                                                 =============== ===============  ================ ================
Basic earnings per common share............................       $        0.44   $       0.40      $       0.84     $       0.80
                                                                 =============== ===============  ================ ================
Diluted earnings per common share..........................       $        0.44   $       0.40      $       0.84     $       0.79
                                                                 =============== ===============  ================ ================

                                   Exhibit 11
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